                                                                EXHIBIT 3(a)(ii)

                             AMENDED AND RESTATED


                                    BYLAWS


                                      OF


                             TNP ENTERPRISES, INC.

                             AMENDED AND RESTATED

                                    BYLAWS

                                      OF

                             TNP ENTERPRISES, INC.

                    * * * * * * * * * * * * * * * * * * * *

                               TABLE OF CONTENTS

                                                                          Page
                                                                          ----

ARTICLE I  OFFICES.........................................................1
         1.1   Principal Office............................................1
         1.2   Other Offices...............................................1

ARTICLE II  MEETINGS OF SHAREHOLDERS.......................................1
         2.1   Place of Meetings...........................................1
         2.2   Annual Meeting..............................................1
         2.3   List of Shareholders........................................1
         2.4   Special Meetings............................................2
         2.5   Notice......................................................2
         2.6   Quorum......................................................2
         2.7   Voting by Shareholders......................................2
         2.8   Voting Procedure............................................3
         2.9   Record Date.................................................3
         2.10  Action Without Meeting; Telephone Meetings..................4

ARTICLE III  DIRECTORS.....................................................5
         3.1   Management..................................................5
         3.2   Number; Election............................................5
         3.3   Change in Number............................................5
         3.4   Removal.....................................................5
         3.5   Vacancy.....................................................5
         3.6   Advisory Director...........................................6
         3.7   Place of Meetings...........................................6
         3.8   First Meetings..............................................6
         3.9   Regular Meetings............................................6
         3.10  Special Meetings............................................6
         3.11  Quorum......................................................6
         3.12  Action Without Meeting; Telephone Meetings..................7
         3.13  Chairman of the Board of Directors..........................7
         3.14  Compensation................................................7
         3.15  Executive Committee.........................................7


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

                                                                          Page
                                                                          ----
         3.16  Other Committees............................................7
         3.17  Annual Report...............................................8

ARTICLE IV  NOTICES........................................................8
         4.1   Method......................................................8
         4.2   Waiver......................................................8

ARTICLE V  OFFICERS........................................................8
         5.1   Officers....................................................8
         5.2   Election....................................................8
         5.3   Compensation and Contracts with Officers....................9
         5.4   Removal and Vacancies.......................................9
         5.5   Chairman of the Board of Directors..........................9
         5.6   Chief Executive Officer.....................................9
         5.7   President...................................................9
         5.8   Vice Presidents............................................10
         5.9   Secretary..................................................10
         5.10  Assistant Secretaries......................................10
         5.11  Chief Financial Officer....................................10
         5.12  Treasurer..................................................11
         5.13  Assistant Treasurers.......................................11
         5.14  Controller.................................................11
         5.15  Assistant Controllers......................................11

ARTICLE VI  CERTIFICATES REPRESENTING SHARES..............................12
         6.1   Certificates...............................................12
         6.2   Lost Certificates..........................................12
         6.3   Transfer Agent and Registrar...............................12
         6.4   Transfer of Shares.........................................12
         6.5   Registered Shareholders....................................12
         6.6   Closing of Transfer Books..................................13

ARTICLE VII  GENERAL PROVISIONS...........................................13
         7.1   Distributions and Share Dividends..........................13
         7.2   Reserves...................................................13
         7.3   Checks.....................................................13
         7.4   Fiscal Year................................................13
         7.5   Seal.......................................................14
         7.6   Voting Securities Held by the Corporation..................14
         7.7   Indemnification............................................14
         7.8   Amendments.................................................14
         7.9   Table of Contents; Headings................................14

                             AMENDED AND RESTATED

                                    BYLAWS

                                      OF

                             TNP ENTERPRISES, INC.

                               (the "Corporation")




                                    ARTICLE I

                                     OFFICES

     1.1 Principal Office. The principal business office of the Corporation shall be at 2 Robbins Lane, Suite 201, Jericho, New York 11753.

     1.2 Other Offices. The Corporation may also have offices at such other places, both within and without the State of Texas, as the Board of Directors may from time to time determine or the business of the Corporation may require.


                                   ARTICLE II

                            MEETINGS OF SHAREHOLDERS

     2.1 Place of Meetings. Meetings of shareholders for all purposes may be held at such time and place, within or without the State of Texas, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     2.2 Annual Meeting. An annual meeting of the shareholders, commencing with the year 1999 shall be held each year on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice of such meeting. At such meetings, the shareholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

     2.3 List of Shareholders. At least ten (10) days before each meeting of the shareholders, a complete list of the shareholders entitled to vote at said meeting or any adjournment thereof, arranged in alphabetical order with the address of and the number of voting shares held by each, shall be prepared by the officer or agent having charge of the stock transfer books. Such list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office or principal place of business of the Corporation and shall be subject to

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

inspection by any shareholder at any time during usual business hours. Such list shall be produced and kept open at the time and place of the meeting during the whole time thereof, and shall be subject to the inspection of any shareholder who may be present.

     2.4 Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, the Articles of Incorporation, or these Bylaws, may be called by (a) the President or Chairman of the Board of Directors, (b) a majority of the members of the Board of Directors or (c) the holders of at least fifty percent (50%) of all the shares entitled to vote at such meetings. Business transacted at a special meeting shall be confined to the purposes stated in the notice of the meeting.

     2.5 Notice. Written or printed notice stating the place, day and hour of a meeting of shareholders, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten
(10) or, in the event of a merger or consolidation, not less than twenty (20), nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at the meeting. Notice need not be given to a shareholder if (1) notice of two consecutive annual meetings and all notices of any meetings held during the period between those annual meetings or (2) all (but in no event less than two) payments (if sent by first class mail) of distributions or interest on securities during a 12-month period have been mailed to the shareholder, addressed at his address as shown on the records of the Corporation, and have been returned undeliverable. If such a shareholder delivers to the Corporation a written notice setting forth his current address, the notice requirement of this Section shall be reinstated.

     2.6 Quorum. At each meeting the holders of a majority of the shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum of the shareholders for the transaction of business except as otherwise provided by statute, the Articles of Incorporation or these Bylaws, but in no event shall a quorum consist of the holders of less than one-third of the shares entitled to vote at such a meeting. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting, without notice other than announcement at the meeting, until a quorum shall be present or represented. When such adjourned meeting is reconvened and a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     2.7 Voting by Shareholders. With respect to any matter other than the election of Directors or a matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the Texas Business Corporation Act, the affirmative vote of the holders of a majority of the shares entitled to vote on that matter and represented in person or by proxy at a meeting of shareholders at which a quorum is present shall be the act of the shareholders, unless otherwise provided in the Articles of Incorporation, the Bylaws or resolution adopted by an affirmative majority vote of the Board of Directors.

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

     Unless otherwise provided in the Articles of Incorporation, the Bylaws or an affirmative majority vote of the Board of Directors, directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of shareholders at which a quorum is present.

     2.8 Voting Procedure. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied or special voting rights are provided by the Articles of Incorporation (including voting rights created pursuant to Article 2.29 of the Texas Business Corporation Act). At any meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person, by proxy appointed by an instrument in writing subscribed by such shareholder, or by his duly authorized attorney-in-fact. No form of proxy or power of attorney bearing a date more than eleven (11) months prior to said meeting shall be valid, unless said instrument provides for a longer period. Each proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. All proxies must be filed with the Secretary of the Corporation prior to or at the time of the meeting.

     2.9 Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive a distribution by the Corporation (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, or in order to make a determination of shareholders for any other proper purpose (other than determining shareholders entitled to consent to action by shareholders proposed to be taken without a meeting of shareholders), the Board of Directors of the Corporation may fix in advance a record date to be not less than ten (10) nor more than fifty (50) days prior to such meeting. If the share transfer records are not closed, as provided in Article VI, Section 6.6, and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or a share dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such distribution or share dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section or Article VI, Section 6.6, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of the share transfer records and the stated period of closing has expired.

     For the purpose of determining shareholders entitled to call a special meeting of shareholders pursuant to Article II, Section 2.4, the record date shall be the date the first shareholder signs the notice of the meeting.

     Unless a record date shall have previously been fixed or determined pursuant to this section, whenever action by shareholders is proposed to be taken by consent in writing without a meeting of shareholders, the Board of Directors may fix a record date for the purpose of determining shareholders entitled to consent to that action, which record date shall not precede, and shall not be more than ten (10) days after, the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors and the prior action of the Board of Directors is not required by the Texas Business Corporation Act, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner provided by Article II, Section
2.10. If no record date shall have been fixed by the Board of Directors and prior action of the Board of Directors is required by the Texas Business Corporation Act, the record date for determining shareholders entitled to consent to action in writing without a meeting shall be at the close of business on the date on which the Board of Directors adopts a resolution taking such prior action.

     2.10 Action Without Meeting; Telephone Meetings. Any action required or permitted to be taken at a meeting of the shareholders of the Corporation may be taken without a meeting without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted.

     Every written consent signed by the holders of less than all the shares entitled to vote with respect to the action that is the subject of the consent shall bear the date of signature of each shareholder who signs the consent. No written consent signed by the holders of less than all the shares entitled to vote with respect to the action that is the subject of the consent shall be effective to take the action that is the subject of the consent unless, within sixty (60) days after the date of the earliest dated consent delivered to the Corporation in the manner required by this Section, a consent or consents signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take the action that is the subject of the consent are delivered to the Corporation by delivery to its registered office, registered agent, principal place of business, transfer agent, registrar, exchange agent or an officer or agent of the Corporation having custody of the books in which proceedings of meetings of shareholders are recorded. Delivery shall be by hand or certified or registered mail, return receipt requested. Delivery to the Corporation's principal place of business shall be addressed to the president or principal executive officer of the Corporation.

     A telegram, telex, cablegram, or similar transmission by a shareholder, or a photographic, photostatic, facsimile, or similar reproduction of a writing signed by a shareholder, shall be regarded as signed by the shareholder for purposes of this section.

     Prompt notice of the taking of any action by shareholders without a meeting by less than unanimous written consent shall be given to those shareholders who did not consent in writing to the action.

     Subject to applicable notice provisions and unless otherwise restricted by the Articles of Incorporation, shareholders may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute presence in person at such meeting, except where a person's participation is for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.


                                  ARTICLE III

                                   DIRECTORS

     3.1 Management. The business and affairs of the Corporation shall be managed by its Board of Directors who may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders. The Board of Directors shall keep regular minutes of its proceedings.

     3.2 Number; Election. The Board of Directors shall consist of at least one and not more than fifteen Directors, who need not be shareholders or residents of the State of Texas. Directors shall be elected at the annual meeting of the shareholders, except as hereinafter provided, and each Director elected shall hold office until his successor shall be elected and shall qualify. At every election of Directors, each shareholder entitled to vote with respect to such matter shall have the right to vote in person or by proxy the number of voting shares owned by him or her for as many persons as there are Directors to be elected and for whose election he has a right to vote. Cumulative voting shall be prohibited.

     3.3 Change in Number. The number of Directors may be increased or decreased from time to time by an amendment to these Bylaws or a resolution adopted by the affirmative vote of a majority of the Directors, but no decrease shall have the effect of shortening the term of any incumbent Director.

     3.4 Removal. Any Director may be removed either for or without cause at any annual or special meeting of shareholders by the affirmative vote of a majority in number of shares or class of shares of the shareholders present in person or by proxy at such meeting and entitled to vote for the election of such Directors, as the case may be, which elected the Director being removed, if notice of the intention to act upon such matters shall have been given in the notice calling such meeting. Upon the removal of a Director, the shareholders shall have the power at the same meeting to elect a new Director to serve until the next annual shareholders meeting, if notice of the intention to act upon such matter shall have been given in the notice calling such meeting. If the shareholders fail to elect a person to fill the unexpired term of the Director so removed, such unexpired term shall be considered a vacancy on the Board of Directors to be filled by the remaining directors in the manner next provided.

     3.5 Vacancy. If any vacancy occurs in the Board of Directors caused by death, resignation, retirement, disqualification, removal from office of any Director, or otherwise, a majority of the Directors then in office, though less than a quorum, may choose a successor, or a successor may be chosen at a special meeting of shareholders called for that purpose, and each Director so chosen shall be elected until the next annual meeting of the shareholders and until such Director's successor shall have been elected and shall qualify. Any director position to be filled by reason of an increase in the number of Directors shall be by election at an annual meeting of shareholders or at a special meeting of shareholders duly called for such purpose Newly created directorships may also be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, for a term of office continuing only until the next election of one or more directors by the shareholders; provided that the Board of Directors may not fill more than two such directorships during the period between any two successive annual meetings of shareholders.

     3.6 Advisory Director. The position of Advisory Director may be created from time to time by the Board of Directors. Any Advisory Director shall be entitled to notice of meetings and expected to attend such meetings. Any Advisory Director may render advice to the Board of Directors, but may not vote on any issue. Any Advisory Director shall be entitled to the same compensation and benefits as a duly elected Director.

     3.7 Place of Meetings. The Directors of the Corporation may hold their meetings, both regular and special, either within or without the State of Texas.

     3.8 First Meetings. The first meeting of each newly elected Board of Directors shall be held without further notice immediately following the annual meeting of shareholders, and at the same place, unless by unanimous consent of the Directors then elected and serving, such time or place shall be changed. At the first meeting, the Board of Directors shall elect one Director to serve as Chairman of the Board Directors and to preside at all meetings of the shareholders and of the Board of Directors.

     3.9 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board of Directors.

     3.10 Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or the President on three (3) days' notice to each Director, either personally or by mail or telegram or email or facsimile transmission stating the purpose of such meeting. Notice given by telephone should be confirmed in writing. Notice given by email or facsimile transmission shall be deemed to be given upon receipt. Special meetings shall be called by the Chairman of the Board of Directors, the President or Secretary in like manner and on like notice on the written request of any two (2) directors.

     3.11 Quorum. At all meetings of the Board of Directors, the presence of a majority of the Directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, the Articles of Incorporation or these Bylaws. If a quorum shall not be present at any meeting of Directors, the Directors present thereat may adjourn the meeting from

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

time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     3.12 Action Without Meeting; Telephone Meetings. Any action required or permitted to be taken at a meeting of the Board of Directors or members of any committee designated by the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting. Subject to applicable notice provisions and unless otherwise restricted by the Articles of Incorporation, members of the Board of Directors, or members of any committee designated by the Board of Directors, may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute presence in person at such meeting, except where a person's participation is for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     3.13 Chairman of the Board of Directors. The Board of Directors may elect a Chairman of the Board of Directors to preside at their meetings and to perform such other duties as the Board of Directors may from time to time assign to him or her.

     3.14 Compensation. Directors and Advisory Directors, as such, may by resolution of the Board of Directors be allowed a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors or of any meeting by members of an authorized committee, if any, and may also receive such other compensation for their services as Directors, or for serving the Corporation in any other capacity, as the Board of Directors from time to time may determine. Any Director who is also an employee of the Corporation shall not be compensated for services as a Director.

     3.15 Executive Committee. The Board of Directors may, by resolution adopted by a majority of the whole Board of Directors, designate an Executive Committee, to consist of one or more of the Directors of the Corporation. The Executive Committee, to the extent provided in said resolution, shall have and may exercise all of the authority of the Board of Directors in the management of the business and affairs of the Corporation, except where action of the full Board of Directors is required by statute or by the Articles of Incorporation, and shall have power to authorize the seal of the Corporation to be affixed to all papers which may require it. Any member of the Executive Committee may be removed by the Board of Directors by the affirmative vote of a majority of the Board of Directors, whenever in its judgment the best interests of the Corporation will be served thereby. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

     3.16 Other Committees. The Board of Directors may, by resolution adopted by a majority of the whole Board of Directors, designate from among its members one or more committees, other than an Executive Committee, to the extent provided in such resolution.

     3.17 Annual Report. The Board of Directors shall present at each annual meeting and, when called for by a vote of the shareholders at any special meeting of the shareholders, a full and clear statement of the business and condition of the Corporation.


                                  ARTICLE IV

                                    NOTICES

     4.1 Method. Whenever by statute, the Articles of Incorporation, or these Bylaws, notice is required to be given to any Director or shareholder, and no provision is made as to how such notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given in writing, by facsimile transmission or by email or by mail, postage prepaid, addressed to such Director or shareholder at such address as appears on the books of the Corporation or in any other method permitted by law. Any notice required or permitted to be given by mail shall be deemed to be given at the time when the same shall be thus deposited in the United States mail as aforesaid. Any notice given by email or facsimile transmission shall be deemed to be given upon receipt.

     4.2 Waiver. Whenever any notice is required to be given to any shareholder or Director of the Corporation by statute, the Articles of Incorporation, or these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be deemed equivalent to the giving of such notice. Attendance of a shareholder or Director at a meeting shall constitute a waiver of notice of such meeting, except where a shareholder or Director attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Consent in writing by a shareholder or Director to any action taken or resolution adopted by the shareholders or Directors of the Corporation shall constitute a waiver of any and all notices required to be given in connection with such action or resolution.


                                   ARTICLE V

                                   OFFICERS

     5.1 Officers. The officers of the Corporation shall be elected by the Directors and shall be a President and Secretary. The Board of Directors may also choose a Chief Financial Officer, a Controller, a Treasurer and such number of Assistant Controllers, Assistant Secretaries, Assistant Treasurers, a Vice President and Assistant Vice Presidents as the Board of Directors may from time to time determine. Any two or more offices may be held by the same person.

     5.2 Election. The Board of Directors at its first meeting after each annual meeting of shareholders shall elect the officers of the Corporation, who need not be members of the Board of Directors, shareholders or residents of the State of Texas. The Board of Directors may appoint such other officers and agents as it shall deem necessary, who shall be appointed for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

     5.3 Compensation and Contracts with Officers. The compensation of all officers who report directly to the President of the Corporation shall be fixed by the Board of Directors. The compensation of agents and employees shall be determined and fixed by the President. The Board of Directors of the Corporation may enter into agreements with officers on such terms as are deemed necessary for present or future performance of service to and for the Corporation by officers at such amounts of compensation as may be required to obtain such services or as to which such officers may agree, and for lease to the Corporation by the officers of any vehicles, equipment, furnishings or other articles of property owned or held by officers as may be useful or necessary to the organization and functioning of the Corporation. No officer shall be ineligible to receive such compensation by reason of the fact that such officer is also a Director of the Corporation.

     5.4 Removal and Vacancies. Each officer of the Corporation shall hold office until his successor is chosen and qualifies in his stead or until his death or until his resignation or removal from office. Any officer or agent or member of a committee elected or appointed by the Board of Directors may be removed either for or without cause by a majority of the Board of Directors present at a meeting of the Board of Directors at which a quorum is represented, whenever in the judgment of the Board of Directors the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

     5.5 Chairman of the Board of Directors. The Chairman of the Board of Directors shall preside at all meetings of shareholders and Directors, and may be designated as the Chief Executive Officer of the Corporation, but unless so designated shall not otherwise be considered an officer of the Corporation.

     5.6 Chief Executive Officer. The Chief Executive Officer shall have responsibility for the general direction of the business and affairs of the Corporation, subject to the control of the Board of Directors. The Chief Executive Officer shall have authority to sign, execute and acknowledge in the name and on behalf of the Corporation all contracts and other documents and instruments, including bonds and mortgages, except as otherwise provided by law, and shall have authority to appoint and discharge agents and employees. The Chief Executive Officer shall have such additional powers and duties as the Board of Directors may from time to time prescribe. In the absence or disability of the President, the Chief Executive Officer shall perform such duties and exercise such powers of the President as the Chief Executive Officer shall deem necessary unless such functions are assumed by the Chairman of the Board of Directors or otherwise delegated by the Board of Directors or the Executive Committee. The Chief Executive Officer shall be an ex officio member of all Board Committees.

     5.7 President. (a) The President shall, in the absence of the Chairman of the Board of Directors, perform all of the functions and duties herein above assigned to the Chairman of the

Board of Directors. If the President is designated as the Chief Executive Officer, the President shall perform all the functions of that office as set forth in Article V, Section 5.6 above; but, in all events, the President shall be the Chief Operating Officer of the Corporation and shall have general and active management of the business and affairs of the Corporation, shall see that all orders and resolutions of the Board of Directors are carried into effect, and shall perform such other duties as the Board of Directors shall prescribe.

     (b) The President may execute bonds, mortgages and other contracts or instruments requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.

     5.8 Vice Presidents. The Board of Directors may elect an Executive Vice President who shall perform the duties of the President during the President's absence or disability and shall perform such other duties as the Board of Directors may prescribe. The Board of Directors may elect other Vice Presidents who shall in the order of their seniority in office and in the absence or disability of the President and the Executive Vice President, perform the duties and exercise the powers of the President and shall perform such other duties as the Board of Directors may prescribe.

     The Assistant Vice Presidents, if any, in order of their seniority in office shall, in the absence or disability of their respective Vice President, perform the duties and exercise the powers of such Vice President, and shall perform such other duties and have such other powers as the Board of Directors or President may from time to time prescribe.

     5.9 Secretary. The Secretary shall attend all sessions of the Board of Directors and all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the standing committees when required. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision the Secretary shall function. The Secretary shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, affix the same to any instrument requiring it, and, when so affixed, it shall be attested by the Secretary's signature or by the signature of the Treasurer or an Assistant Secretary.

     5.10 Assistant Secretaries. The Assistant Secretaries, if any, in order of their seniority in office shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary, and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe or as the President may from time to time delegate.

     5.11 Chief Financial Officer. The Chief Financial Officer, if one is appointed, shall be a Vice President and shall be in charge of the financial affairs of the Corporation under the direction and the supervision of the President. The Chief Financial Officer shall supervise the activities of the Controller and the Treasurer.

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     5.12 Treasurer. The Treasurer, if one is appointed, shall act under the supervision of the Chief Financial officer, or if there is no Chief Financial Officer, the Treasurer shall act under the President's supervision. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements of the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Chief Financial Officer, taking proper vouchers for such disbursements, and shall render to the Chief Financial Offer, or to the President if there is no Chief Financial Officer, and at the regular meetings of the Board of Directors, or whenever they may require it, an account of all transactions as Treasurer and of the financial condition of the Corporation, and shall perform such other duties as the Board of Directors may prescribe. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such form in such sum, and with surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of such office and for the restoration to the Corporation, in case of the Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in the Treasurer's possession or under the Treasurer's control belonging to the Corporation.

     5.13 Assistant Treasurers. The Assistant Treasurers, if any, in order of their seniority in office shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer, and shall perform such other duties and have such other powers as the Board of Directors or President may from time to time prescribe.

     5.14 Controller. The Controller, if one is appointed, shall act under the supervision of the Chief Financial Officer, or if there is no Chief Financial Officer, the Controller shall act under the supervision of the President. The Controller shall be the chief accounting officer of the Corporation and shall, when proper, approve all bills for purchases, payrolls and similar instruments providing for disbursement of money by the Corporation for payment by the Chief Financial Officer. The Controller shall be in charge of and maintain books of account and accounting records of the Corporation and shall render to the Chief Financial Officer, or to President if there if no Chief Financial Officer, an account of all his transactions as Controller and of the financial condition of the Corporation. In addition, the Controller shall perform such other acts as are usually performed by the Controller of a Corporation or assigned to him or her by the President.

     5.15 Assistant Controllers. The Assistant Controllers, if any, in order of their seniority in office shall, in the absence or disability of the Controller, perform the duties and exercise the powers of Controller, and shall perform such other duties and have such other powers as the Board of Directors or President may from time to time prescribe.

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                                  ARTICLE VI

                       CERTIFICATES REPRESENTING SHARES

     6.1 Certificates. Certificates in such form as may be determined by the Board of Directors shall be delivered representing all shares to which shareholders are entitled. Such certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall state on the face thereof the holder's name, the number and class of shares, and the par value of such shares or a statement that such shares are without par value. They shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary and may be sealed with the seal of the Corporation or a facsimile thereof. The signature of any such officer may be facsimile if the certificate is countersigned by a transfer agent or is registered by a registrar other than the Corporation itself or its employees.

     6.2 Lost Certificates. The Board of Directors may direct a new certificate representing shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost or destroyed. When authorizing such issue of a new certificate, the Board of Directors, in its discretion and as a condition precedent to the issuance thereof, may require the owner of such lost or destroyed certificate, or the owner's legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such form, in an amount not exceeding double the value of the stock, and with such surety or sureties as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

     6.3 Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents or transfer clerks and one or more registrars and may require all certificates for shares to bear the signature or signatures of any of them.

     6.4 Transfer of Shares. Shares of stock shall be transferable only on the books of the Corporation by endorsement by the holder thereof in person or by the holder's duly authorized attorney. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation or the transfer agent of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     6.5 Registered Shareholders. Unless otherwise provided in the Texas Business Corporation Act, and subject to the provisions of Chapter 8 of the Texas Business & Commerce Code: (a) the Corporation may regard the person in whose name any shares issued by the Corporation are registered in the share transfer records of the Corporation at any particular time (including, without limitation, as of a record date fixed pursuant to these Bylaws) as the owner of those shares at that time for purposes of voting those shares, receiving distributions thereon or notices in respect thereof, transferring those shares, exercising rights of dissent with respect to those shares, exercising or waiving any preemptive right with respect to those shares, entering into agreements with respect to those shares in accordance with Article 2.22 or 2.30 of the Texas

Business Corporation Act, or giving proxies with respect to those shares; and
(b) neither the Corporation nor any of its officers, directors, employees, or agents shall be liable for regarding that person as the owner of those shares at that time for those purposes, regardless of whether that person possesses a certificate for those shares.

     6.6 Closing of Transfer Books. The Board of Directors may provide that the stock transfer books shall be closed for a stated period not to exceed fifty
(50) days for the purpose of determining shareholders entitled to receive notice of or to vote at any meeting of shareholders or any adjournment thereof or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to receive notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting.


                                  ARTICLE VII

                              GENERAL PROVISIONS

     7.1 Distributions and Share Dividends. Subject to the provisions of law and the Articles of Incorporation, distributions and share dividends, if any, may be authorized by the Board of Directors at any regular or special meeting. Distributions may be paid in cash, in property, or in the issuance of indebtedness, and may be in the form of a dividend on the outstanding shares of the Corporation, a purchase or redemption by the Corporation of any of its own shares, or a payment in liquidation of all or a portion of the assets of the Corporation. Share dividends shall be paid in authorized but unissued shares of the Corporation or in treasury shares subject to the provisions of the Texas Business Corporation Act and the Articles of Incorporation. The Board of Directors may fix a record date in the manner provided in Article II of these Bylaws or may close the stock transfer books in the manner provided in Article VI of these Bylaws for the purpose of determining shareholders entitled to receive a distribution (other than a distribution involving a purchase or redemption by the Corporation of any of its own shares) or share dividend.

     7.2 Reserves. There may be created by resolution of the Board of Directors out of the surplus of the Corporation such reserve or reserves as the Directors from time to time, in their discretion, think proper to provide for contingencies, or to equalize distributions, or to repair or maintain any property of the Corporation, or for such other purposes as the Directors shall think beneficial to the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

     7.3 Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     7.4 Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

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

     7.5 Seal. The corporate seal shall have inscribed thereon the name of the Corporation. Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

     7.6 Voting Securities Held by the Corporation. Unless otherwise ordered by the Board of Directors, the President shall have full power and authority on behalf of the Corporation to attend, to act and to vote at any meeting of security holders of other corporations in which the Corporation may hold securities. At such meeting the President shall possess and may exercise any and all rights and powers incident to the ownership of such securities which the Corporation might have possessed and exercised if it had been present. The Board of Directors may from time to time confer like powers upon any other person or persons.

     7.7 Indemnification. (a) The Corporation shall indemnify every Director, officer, employee or former Director, officer or employee of the Corporation, or any person who has served at the Corporation's request as a Director, officer or employee of another Corporation in which the Corporation owns shares of stock, against, and reimburse and advance to every Director, officer and employee or former Director, officer or employee for, all liabilities, costs and expenses incurred in connection with such directorship, office or employment and any actions taken or omitted in such capacity to the greatest extent permitted under the Texas Business Corporation Act and other applicable laws at the time of such indemnification, reimbursement or advance payment.

     (b) Such rights of indemnification and reimbursement shall not be deemed exclusive of any other rights to which such Director, officer or employee may be entitled by law or under any bylaw, vote of shareholders, agreement or otherwise. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation or is or was serving at the request of the Corporation as a Director, officer, employee or agent of any other Corporation against any liability asserted against such person and incurred by such person in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this section.

     7.8 Amendments. These Bylaws may be altered, amended or repealed, or new Bylaws may be adopted, by the affirmative vote of a majority of the full Board of Directors at any regular meeting of the Board of Directors or at any special meeting of the Board of Directors if notice of the proposed alteration, amendment, repeal or adoption be contained in the notice of such special meeting; provided, however, that no change of the time or place for the election of Directors shall be made within sixty (60) days next before the day on which such election is to be held, and that in case of any change of such time or place, notice thereof shall be given to each shareholder in person or by letter mailed to his last known post office address at least twenty (20) days before the election is held.

     7.9 Table of Contents; Headings. The Table of Contents and headings used in these Bylaws have been inserted for convenience only and do not constitute matters to be construed in interpretation.

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                           CERTIFICATE BY SECRETARY
                           ------------------------

     The undersigned, being the secretary of the Corporation, hereby certifies that the foregoing code of Bylaws was duly adopted by the initial Directors of the Corporation effective on April ___, 2000.

     IN WITNESS WHEREOF, I have signed this certification as of the ____ day of April, 2000.




                                          --------------------------------------
                                          Theodore Babcock, Secretary